CONSENT OF INDEPENDENT AUDITORS


We have issued our report dated August 13, 1999 accompanying the consolidated financial statements of MAX Internet Communications, Inc. (formerly Voxcom Holdings, Inc.) and subsidiaries appearing in the 1999 Annual Report of the Company on Form 10-KSB for the years ended June 30, 1999 and 1998 which are incorporated by reference in this Registration Statement. We consent to the incorporation by reference in the Registration Statement of the aforementioned report.




                                       /s/ Grant Thornton, LLP
                                       -----------------------




Dallas, Texas
January 24, 2000